UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2024

ARCTURUS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38942	32-0595345
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10628 Science Center Drive, Suite 250

San Diego, California 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 900-2660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ARCT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On April 5, 2024, the audit committee of the board of directors (the “Audit Committee”) of Arcturus Therapeutics Holdings Inc.’s (the “Company” or “Arcturus”) authorized the dismissal of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm, and EY was dismissed as the Company’s independent registered public accounting firm as of such date. EY served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2023 and 2022 and the subsequent periods through April 5, 2024.

EY’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. EY’s report on the Company’s internal control over financial report as of December 31, 2023 contained an adverse opinion.

During the Company’s two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through April 5, 2024: (1) there were no disagreements between the Company and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused them to make reference to the subject matter of the disagreements in connection with their opinion on the Company’s consolidated financial statements; and (2) there were no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K), except that, as previously disclosed in the Company’s 2023 annual report filed on Form 10-K, management identified material weaknesses in the Company’s internal control over financial reporting for the fiscal year ended December 31, 2023 related to the Company’s (i) information technology general controls (“ITGCs”) that support the Company’s financial reporting processes; and (ii) controls over the review of costs incurred in satisfying its performance obligations on collaboration arrangements.

The Company provided EY with a copy of the disclosures under this Item 4.01(a), and has requested and received from EY a copy of the letter addressed to the Securities and Exchange Commission stating whether EY agrees with such disclosure. A copy of the letter from EY is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

Effective April 5, 2024, the Audit Committee authorized the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2024, and Deloitte was appointed as the Company’s independent registered public accounting firm. The decision to change the Company's principal independent accountants was the result of a competitive process undertaken by management and the Audit Committee. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through April 5, 2024, neither the Company nor anyone acting on behalf of the Company had consulted Deloitte regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Deloitte provide a written report or oral advice to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcturus Therapeutics Holdings Inc.
Date: April 5, 2024

	By:	/s/ Joseph E. Payne
	Name:	Joseph E. Payne
	Title:	Chief Executive Officer